UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 13, 2006
Crowley Maritime Corporation
(Exact name of registrant as specified in its charter)

Delaware		94-3148464
(State or other jurisdiction of	000-49717	(IRS Employer
incorporation or organization)	(Commission File Number)	Identification No.)

155 Grand Avenue, Oakland, California	94612
(Address of principal executive offices)	(Zip Code)
(510) 251-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 13, 2006, management of the Company, after discussing the matter with the Chairman of the Audit Committee, concluded that the unaudited condensed consolidated financial statements for the three and six months ended June 30, 2006 should be restated to correct certain errors that the Company has identified related to long-term lease revenue that was not recognized on a straight-line basis and inventory that was not accounted for at lower of cost or market. The Company has identified these accounting errors as affecting its Petroleum Services segment in the second quarter of 2006. Accordingly, the Company’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2006 should no longer be relied upon.
The Company will amend its unaudited condensed consolidated financial statements for the three and six months ended June 30, 2006 and intends to amend its Quarterly Report on Form 10-Q as soon as practicable.
The Chairman of the Audit Committee and the management of the Company have discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accountants, Deloitte & Touche LLP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWLEY MARITIME CORPORATION

Dated: November 14, 2006	/s/ John C. Calvin
John C. Calvin
Senior Vice President and Controller

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